Exhibit 10.9

MATRIX CORNER | HOWICK CLOSE | WATERFALL PARK | BEKKER ROAD | MIDRAND

PO BOX 12326 | VORNA VALLEY | 1686 JOHANNESBURG | SOUTH AFRICA

PHONE +27 11 654 8279 | FAX +27 11 654 8286

1 January 2012

Dear Brendan

STANDARD TERMS AND CONDITIONS OF EMPLOYMENT

We have pleasure in confirming your terms of employment, as set out in this letter. Please find attached a copy for your records. Please acknowledge acceptance of these terms by signing below and returning this letter.

1.	INTRODUCTION

The parties to this agreement are Mix Telematics Limited (“Mix Telematics”) (“the Company”) and Brendan Patrick Horan (ID# 7409175211081) (“the Employee”).

2.	APPOINTMENT

2.1	The Company hereby appoints and the Employee hereby accepts appointment as Managing Director – Consumer Solutions Division.

2.2	It is agreed that the Company may, at any time, designate any of its subsidiaries or associates to fulfill its obligations and exercise its rights. The Company may therefore oblige the Employee to transfer to a different subsidiary or associate of the Company and the Employee acknowledges and agrees to such transfer, on mutually agreed terms.

3.	DURATION

The Employee’s employment with the Company will continue for an indefinite period terminable on not less than 3 (Three) calendar months written notice by either party to the other, subject to the provisions of clause 11 below.

4.	DUTIES OF EMPLOYEE

The Employee shall –

4.1	initially report directly to the Group Chief Executive Officer (“the CEO”);

4.2	perform the general duties of Managing Director – Consumer Solutions Division as may from time to time be determined by the CEO.

4.3	devote such time and attention as may be necessary to the business and the affairs of the Company, considering their seniority and the requirements of the business;

4.4	obey the reasonable orders and directions of the CEO, carry out such functions and duties as are from time to time assigned to the Employee and endeavour at all times to protect and promote the business and interests of the Company and to preserve its reputation and goodwill;

MiX Telematics Limited registration number 1995/013858/06	www.mixtelematics.com

DIRECTORS: SR BRUYNS (Chairman) | SB JOSELOWITZ (CEO) | R BOTHA | HR BRODY | TE BUZER | RA FREW | R FRIEDMAN | A PATEL | ML PYDIGADU | F ROJI | HG SCOTT | CWR TASKER | AR WELTON | COMPANY SECRETARY: PROBITY BUSINESS SERVICES (PTY) LTD

MATRIX CORNER | HOWICK CLOSE | WATERFALL PARK | BEKKER ROAD | MIDRAND

PO BOX 12326 | VORNA VALLEY | 1686 JOHANNESBURG | SOUTH AFRICA

PHONE +27 11 654 8279 | FAX +27 11 654 8286

4.5	perform such service for, and accept such office in subsidiary and/or associate companies of the Company as may from time to time be reasonably required by the Company; and

4.6	not, without the prior written consent of the CEO, engage in any activities for remuneration outside the scope of their employment with the Company.

5.	REMUNERATION AND BENEFITS

5.1	Salary

5.1.1	The Employee’s total employment cost will be R1,800,000 (one million, eight hundred thousand rands) per annum, which shall represent the total cost to Company, which shall be paid monthly. The Employee hereby acknowledges that should he/she receive unauthorised over payment i.e. salary, commission, benefits, leave, incentives etc, he/she will reimburse the Company with said payment within 30 days after receipt of such payment.

5.1.2	Salaries are paid at the end of each month by way of a direct transfer into the employee’s nominated bank account or earlier at the discretion of the Company.

5.1.3	The Employee’s salary will be subject to review once a year and any change shall be effective from July 1st.

5.2	Performance Bonus

5.2.1	In addition to the cost to company package the Employee may be entitled to an annual performance bonus. This will be paid out on a bi-annual basis and will vary depending on the performance of the Group and an assessment of the Employee’s performance by the CEO and the remuneration committee.

5.2.2	The parameters upon which any such bonus is based will be determined before the period to which it relates but will be finally determined at the absolute discretion of the remuneration committee.

5.3	Deductions from Salary

5.3.1	The Company shall deduct from the Employee’s salary and bonus-

5.3.2	any amounts required by law to be deducted from such payments;

5.3.3	the Employee’s tax and pay same over to the tax authorities in the country from where the payment is made. The Company shall not be responsible to withhold and pay over taxes that the Employee maybe liable for in any other jurisdiction;

5.3.4	other deductions, as required to be deducted and paid over, including but not limited to retirement funding and medical scheme contributions as stipulated from time to time.

5.3.5	The Employee irrevocably authorises the Company to effect the deductions as contemplated.

5.3.6	Should indebtedness to the Company on the part of the Employee become known after the termination of the Employee’s employment, then the Company reserves the right to claim such indebtedness back from the Employee taking whatever action is otherwise necessary to recoup such indebtedness from the Employee, with any costs being incurred in such recovery being for the Employee’s account.

MiX Telematics Limited registration number 1995/013858/06	www.mixtelematics.com

DIRECTORS: SR BRUYNS (Chairman) | SB JOSELOWITZ (CEO) | R BOTHA | HR BRODY | TE BUZER | RA FREW | R FRIEDMAN | A PATEL | ML PYDIGADU | F ROJI | HG SCOTT | CWR TASKER | AR WELTON | COMPANY SECRETARY: PROBITY BUSINESS SERVICES (PTY) LTD

MATRIX CORNER | HOWICK CLOSE | WATERFALL PARK | BEKKER ROAD | MIDRAND

PO BOX 12326 | VORNA VALLEY | 1686 JOHANNESBURG | SOUTH AFRICA

PHONE +27 11 654 8279 | FAX +27 11 654 8286

5.4	Travel and Entertainment

It is a condition of employment that the Company may require the Employee to travel away from the city in which the Employee is based. The Company shall pay the reasonable costs of any such travel and other business related expenses, which costs shall require the CEO authorization prior to re-imbursement.

5.5	Hours of Work

5.5.1	As a senior executive the Employee is required to work the hours that are necessary but also reasonable.

5.5.2	The Employee will be obliged and hereby agrees to work reasonable amounts of unpaid overtime as required in the best interests of the Company.

5.6	Pension Fund

5.6.1	The Employee may be obliged to join the retirement fund, applicable to the area in which they are employed, from time to time, and will be bound by the rules of any such Fund.

5.6.2	The deduction of the Employee’s contribution to the applicable Fund will be made in terms of the rules of the Fund and such costs will be deducted from the Employee’s Cost to Company Package.

5.6.3	If applicable, the Employee undertakes to become aware of the terms and conditions of the rules of the fund.

5.7	Medical Scheme

5.7.1	The rules of the Company’s medical scheme may make membership compulsory for the Employee.

5.7.2	The Employee will be liable for the full cost of the medical scheme and such costs will be deducted from the Employee’s Cost to Company Package.

5.7.3	The Employee undertakes to become acquainted with the rules of the applicable scheme.

5.7.4	Any schemes available may reserve the right to determine eligibility to the scheme. Therefore the Employer cannot guarantee that membership of any scheme will be permitted, with or without special conditions being applied to individual members. The final decision to admit any member rests with the scheme.

5.7.5	If the Employee retires from the Company and the Employee continues membership of the medical scheme. The Company does not subsidise pensioner medical costs and all contributions payable will be for the account of the Employee pensioner.

6.	MOBILE PHONE and ON BOARD COMPUTER

6.1	The Company shall provide the Employee with a mobile phone for business purposes.

6.2	The Employee agrees that the company shall be entitled to place an on board computer (OBC) into his/her vehicle, if requested to do so by the company. The costs associated with the installation and maintenance of the OBC shall be borne by the company. The Employee agrees that he/she will not tamper with the OBC or alter any of the configurations or settings that will cause the OBC to malfunction in any way.

MiX Telematics Limited registration number 1995/013858/06	www.mixtelematics.com

DIRECTORS: SR BRUYNS (Chairman) | SB JOSELOWITZ (CEO) | R BOTHA | HR BRODY | TE BUZER | RA FREW | R FRIEDMAN | A PATEL | ML PYDIGADU | F ROJI | HG SCOTT | CWR TASKER | AR WELTON | COMPANY SECRETARY: PROBITY BUSINESS SERVICES (PTY) LTD

MATRIX CORNER | HOWICK CLOSE | WATERFALL PARK | BEKKER ROAD | MIDRAND

PO BOX 12326 | VORNA VALLEY | 1686 JOHANNESBURG | SOUTH AFRICA

PHONE +27 11 654 8279 | FAX +27 11 654 8286

6.3	Should the provision of either of these items result in any liability for taxation, the tax (paye or otherwise) will be for the Employee’s account.

7.	LEAVE

7.1	The Employee shall be entitled to 20 (twenty) working days’ leave in respect of every twelve months of completed continuous service in terms of this agreement, such leave to be taken at a time convenient to the Company.

7.2	Leave must be requested by the Employee and approved by the CEO in writing prior to the leave date.

7.3	Annual leave must be taken within eighteen months of the end of the year in respect of which it becomes due, otherwise the Employee will forfeit it. The Company reserves the right to enforce leave. Leave is not paid out in cash during employment. The Company reserves the right to enforce a closure period over the Christmas/New Year season which will be allocated to the Employee’s annual leave entitlement.

8.	SICK LEAVE/ABSENCE WITHOUT AUTHORISED LEAVE

8.1	The Employee will be entitled to 30 working days sick leave for every 36 completed continuous months of employment with the Company. Sick leave is not accumulated from one cycle to the next.

8.2	The Employee is obliged to advise the Company, as soon as practically possible, either personally or through a third person, by not later than 12h00 on the first day of his/her absence from work, of the fact that he/she is unable to attend work due to illness and he/she is obliged to provide an estimate of the duration for which he/she will be away from work.

8.3	The Employee is obliged to submit a certificate of a registered medical/traditional practitioner in respect of any absence in excess of 2 consecutive days, or any absence on a Monday or a Friday, or any day before or after a Public Holiday to the Employer immediately after his/her return to work. Any failure by the Employee to advise his/her Manager of his/her absence from work, within a reasonable time, and any failure to comply with the certification requirement, shall constitute a material breach of this agreement and a disciplinary offence.

8.4	Absences for reasons other than sick leave, which are unexpected, are to be treated in the same way as sick leave, barring the certification requirement. Where applicable, the Employer may request documentary evidence of the requirement to be away from work on an urgent basis and such evidence may not be unreasonably withheld by the Employee. Failure to comply with this requirement may constitute a material breach of this agreement and may be a disciplinary offence.

9.	CONFIDENTIALITY

9.1	Confidential information includes but is not limited to financial, technical, business systems, personnel, customer details and any other proprietary information belonging to the Company or to any other party doing business with the Company, including its associates or subsidiaries (“Confidential Data”). The Employee agrees, at all times during and after their employment with the Company, to keep confidential and not to divulge or use for any purpose (whether for his/her own financial benefit or the Company’s detriment) any of the Confidential Data of the Company.

9.2	Upon the termination of employment, the Employee shall return to the Company all Confidential Data under their control.

MiX Telematics Limited registration number 1995/013858/06	www.mixtelematics.com

DIRECTORS: SR BRUYNS (Chairman) | SB JOSELOWITZ (CEO) | R BOTHA | HR BRODY | TE BUZER | RA FREW | R FRIEDMAN | A PATEL | ML PYDIGADU | F ROJI | HG SCOTT | CWR TASKER | AR WELTON | COMPANY SECRETARY: PROBITY BUSINESS SERVICES (PTY) LTD

MATRIX CORNER | HOWICK CLOSE | WATERFALL PARK | BEKKER ROAD | MIDRAND

PO BOX 12326 | VORNA VALLEY | 1686 JOHANNESBURG | SOUTH AFRICA

PHONE +27 11 654 8279 | FAX +27 11 654 8286

9.3	The provisions of this clause shall not apply to any Confidential Data, which may come into the Public Domain without any fault of the Employee.

9.4	The provisions of this clause shall survive the termination of this agreement.

10.	INTELLECTUAL PROPERTY

10.1	The Employee must disclose to the Company all inventions and improvements which he/she makes during his/her employment by the Company or within six months after the termination of such employment, that may within the existing or contemplated scope of the Company’s business or that of its subsidiaries and associates.

10.2	The Employee agrees that any intellectual property, including patents, copyrights or trademark, (“IP”) that the Employee might be entitled to during the period that the Employee is employed by the Company or any of its associates or subsidiaries, shall automatically be transferred and become the property of the Company, and the Company will enjoy all right, title and interest in such IP.

10.3	The employee undertakes to do all things and refrain from doing anything that will prevent the transfer of ownership of the IP to the Company.

11.	TERMINATION

11.1	Misconduct

The employment of the Employee may be terminated at any time, either summarily or on notice by the Company after a fair procedure establishes that he/she is guilty of any misconduct or he/she has acted in a manner that could damage the reputation of the Group or he/she has committed a breach of a material obligation under this agreement which is incompatible with a continued employment relationship, or if he/she is found guilty of any act which would, at common law or in terms of any applicable statute, entitle the Company to terminate his/her employment. The Employee shall be bound by the Company’s Disciplinary Code and Procedure as outlined in the Mix Telematics Employee Handbook or, where unwritten, an accepted principle, or any written directives from time to time.

11.2	Incapacity, Incompatibility, Incompetence and Operational Reasons

The Company shall be entitled to terminate this agreement and the Employee’s employment in terms of prevailing laws should operational reasons require the termination of same, or should the Employee consistently perform poorly, be incompatible with the culture of the Company, or become incapacitated and be unable to perform, provided that a fair procedure is followed in such termination decision.

11.3	Non-disclosure of a criminal record is a dismissible offence.

MiX Telematics Limited registration number 1995/013858/06	www.mixtelematics.com

DIRECTORS: SR BRUYNS (Chairman) | SB JOSELOWITZ (CEO) | R BOTHA | HR BRODY | TE BUZER | RA FREW | R FRIEDMAN | A PATEL | ML PYDIGADU | F ROJI | HG SCOTT | CWR TASKER | AR WELTON | COMPANY SECRETARY: PROBITY BUSINESS SERVICES (PTY) LTD

MATRIX CORNER | HOWICK CLOSE | WATERFALL PARK | BEKKER ROAD | MIDRAND

PO BOX 12326 | VORNA VALLEY | 1686 JOHANNESBURG | SOUTH AFRICA

PHONE +27 11 654 8279 | FAX +27 11 654 8286

12	MISCELLANEOUS

12.1	Notices and Domicilia

12.1.1	All notices to be given in terms of this agreement shall be in writing and shall be delivered by hand to the Employer and/or the Employee at the work place applicable at the time of such delivery and by hand or by registered prepaid post, where the parties are not in attendance at the work place, to:

The Employee at the address set out at the end of this letter.

The Employer, clearly marked “For the attention of the Group Financial Director’’ at:

Howick Close

Waterfall Park

Midrand

1686

South Africa

which physical addresses the parties select as their domicilium citandi et executandi.

12.1.2	Either party shall be entitled at any time to change its domicilium to any other physical address, provided that such change shall take effect upon delivery or deemed delivery of notice thereof to the other party.

12.1.3	Any notice shall, if delivered by hand during normal business hours to the person apparently in charge of the premises selected by the addressee for the delivery of notice, be deemed to have been received on the date of delivery and if sent by prepaid registered post, be deemed to have been received 14 consecutive days after posting.

12.1.4	Notwithstanding the above notice actually received by the party to whom it is addressed shall be adequate notice to it.

12.2	Entire Contract

This agreement shall replace any pre-existing agreement between the parties and contains all the express provisions agreed on by the parties, with regard to the subject matter of the agreement, and the parties renounce the right to rely on any alleged express provision not contained in this agreement or incorporated by reference. It is however noted that the terms of the restraint of trade are recorded in a separate document.

12.3	Disclosure

The Employee will also be required to disclose any conflict of interest or potential conflict of interest that may exist at the present time or at any time during the duration of his/her employment. Conflicts of interest may arise by the Employee’s association with any person employed or otherwise associated with any competitor of the Company or any supplier or customer of the Company. If the Employee is unsure whether such association poses a conflict, ensure it is properly disclosed to avoid problems of any kind in the future.

All disclosures must be in writing and addressed to the CEO immediately after the Employee becomes aware of such conflict or potential conflict. If a conflict is of such a nature that it precludes the Employee from remaining in the Company’s employment, he/she hereby agrees that the Company may terminate his/her employment in accordance with the terms of this contract, provided a fair procedure is followed. Examples of conflictual associations or relationships includes having a spouse or family members employed, faithfully or otherwise, by competitive companies, suppliers or customers and where confidential trade secrets of the Company may, in one way or another, be released, either wittingly or unwittingly.

MiX Telematics Limited registration number 1995/013858/06	www.mixtelematics.com

DIRECTORS: SR BRUYNS (Chairman) | SB JOSELOWITZ (CEO) | R BOTHA | HR BRODY | TE BUZER | RA FREW | R FRIEDMAN | A PATEL | ML PYDIGADU | F ROJI | HG SCOTT | CWR TASKER | AR WELTON | COMPANY SECRETARY: PROBITY BUSINESS SERVICES (PTY) LTD

MATRIX CORNER | HOWICK CLOSE | WATERFALL PARK | BEKKER ROAD | MIDRAND

PO BOX 12326 | VORNA VALLEY | 1686 JOHANNESBURG | SOUTH AFRICA

PHONE +27 11 654 8279 | FAX +27 11 654 8286

12.4	Indulgences

No indulgence granted by a party shall constitute a renouncement or abandonment of any of that party’s rights under this agreement; accordingly, that party shall not be precluded, as a consequence of having granted such indulgence, from exercising any rights against the other party, which may have arisen in the past or may arise in the future.

12.5	Variation

It is agreed that the Company reserves the right to vary any and/or all of the terms and conditions of employment, rules and regulations, codes and procedures from time to time, after due consultation with the affected parties as required from time to time.

Yours sincerely

MIX TELEMATICS LIMITED

Stefan Joselowitz
Group Chief Executive Officer

I, acknowledge that I know and understand the contents of this agreement and that I have made myself aware of all the policies and procedures that apply by reference to this agreement and I hold myself bound to the terms, conditions, policies and procedures applicable. I further acknowledge that all information supplied to Mix Telematics (but not limited to information given in the recruitment process), is true and correct.

Brendan Haran		2/2/2012
NAME	SIGNATURE	DATE

4 Coral Tree Crescent, Fourways Gardens,	2191
RESIDENTIAL ADDRESS	POST CODE

MiX Telematics Limited registration number 1995/013858/06	www.mixtelematics.com

DIRECTORS: SR BRUYNS (Chairman) | SB JOSELOWITZ (CEO) | R BOTHA | HR BRODY | TE BUZER | RA FREW | R FRIEDMAN | A PATEL | ML PYDIGADU | F ROJI | HG SCOTT | CWR TASKER | AR WELTON | COMPANY SECRETARY: PROBITY BUSINESS SERVICES (PTY) LTD